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                                                                   EXHIBIT 10.60

SUMMARY OF LEASE AGREEMENT, EFFECTIVE JANUARY 29, 2003 BETWEEN SHANGHAI LINKTONE CONSULTING CO., LTD. AND BEIJING ZHONG LIANG SQUARE DEVELOPMENT CO., LTD.

Contracting Parties

Party A:          (the Lessor): Beijing Zhong Liang Square Development Co. Ltd.
Party B:          (the Tenant): Shanghai Linktone Consulting Co.

Date of Signing

14th February, 2003

Property Description

Location:                 Rm.17, 11/F Building B, No.8 Jianguomennai Street,
                          Zhong Liang Square, Beijing, P R China

Square footage:           52 m(2)

Type:                     office space

Term of Lease

Effective date: 29th January, 2003

Termination date: 28th January, 2005

Rent Amount

US$ 1,326.00 per month

Major Obligations of either party

Obligations of Party A:

    - Party A shall warrant the normal connection of the water, electricity, heating, telephone and other facilities, to keep the construction, walls, roof, drainage and wires in good and appropriate condition, to keep systems of heating, air-conditioning, power and fireproofing facilities and other facilities of the tenement in normal working condition and safe and appropriate for the purpose of lease.

    - Party A is responsible for the maintenance of basic facilities including public

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         facilities and public part of the tenement, and should carry out maintenance on Party B's request in its area within 10 days after receiving Party B's maintenance request.

    - Party A shall be liable for the injury and property loss of Party B and of its employees and clients occurring due to the delay of repairing any damages of the basic facility and the public facilities, public part and public equipment in connection with the tenement within 10 days after receiving Party B's notice. Party A has the right to enter into the tenement to perform regular or temporary inspection and maintenance.

    - Party A warrants that it is the lawful owner of the tenement and has the right to lease the tenement.

    - Party A shall inform Party B timely if Party A transfers the whole or part of the tenement to any third party and this Contract shall continue to be valid.

Obligations of Party B:

    - Party B is responsible to pay the rent, management fee and deposit of the rent and management fee subject to the provisions of this Contract.

    - Party B shall repair the damage caused by Party B's incorrect use, management and maintenance and pay the relevant fees, or notify Party A or the tenement management company to repair and pay the relevant fees and compensation.

    - Without written consents of Party A and the tenement management company, neither shall Party B shall neither alter the construction of the tenement nor move or remove the or equipment discretionarily. The renovation of the tenement should be on the basis that there shall be no damage to the general construction and facilities of the tenement.

    - Party B shall be liable for settlement of disputes regarding loss of others' properties and injury caused by incorrect use, management and maintenance of the tenement, and should pay the consequent compensation.

    - Without Party A's written consent, Party B shall not assign, sub-let or allow a third party to jointly use through other ways the tenement. The obligations of Party B will not be reduced or released due to its assignment, sub-let or joint use.

Termination Events

Party A has the right to terminate this Contract unilaterally, if Party B:

    - breaches the laws and regulations of P R China, and is involved in any illegal business;

    - discretionarily alters the rental usage or operates the business except the business described in of this Contract;

    - does not pay the rent and management fee, or does not pay the deposit of the rent and management fee, or does not pay fine on schedule or other fees prescribed under this Contract when passed due for 7 days;

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    -    without Party A's consent in writing, assigns, sub-lets or allows a third party to use the tenement or jointly use with a third party discretionarily.

Security deposit or other refundable or non-refundable payments

Management fee: UD$ 234.00 per month

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